Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated April 15, 2025, which includes an explanatory paragraph regarding Adaptin Bio Operating Corporation’s ability to continue as a going concern, relating to the financial statements of Adaptin Bio Operating Corporation as of and for the fiscal years ended December 31, 2024 and 2023.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey
May 15, 2025